NEW WORLD COFFEE-MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724

                REVISED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         To the Stockholders of New World Coffee-Manhattan Bagel, Inc.:

     A special meeting of the stockholders of New World Coffee-Manhattan Bagel, Inc, a Delaware corporation, previously planned for October 5, 2001, will instead be held on October 22, 2001 commencing at 10:30 a.m. at the Company's offices located at 246 Industrial Way West, Eatontown, New Jersey 07724. The meeting is called for the following purposes:

     1. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation to effect a one for ten combination of our outstanding Common Stock.

     2. To transact such other business as may properly come before the Special Meeting of Stockholders or any adjournments thereof.

     In connection with the foregoing proposals, stockholders are encouraged to review proxy materials previously delivered by the Company regarding the above matters. To the extent such proxy materials refer to the date "October 5, 2001," such date should be read as "October 22, 2001."


                           By order of the Board of Directors.


                           Jerold E. Novack, Secretary

Dated:  September 25, 2001